Exhibit 99.9

Master CNLSun Dev I,

LLC

Consolidated Financial Statements as of December 31,

2012 and 2011 and for the Years Ended December 31,

2012, 2011 and 2010 with Report of Independent Auditors

MASTER CNLSUN DEV I, LLC

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	1
CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010:
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Changes in Members’ Equity	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6–10

Report of Independent Auditors

To the Members of

Master CNLSun Dev I, LLC:

We have audited the accompanying consolidated financial statements of Master CNLSun Dev I, LLC (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Master CNLSun Dev I, LLC at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia

March 15, 2013

MASTER CNLSUN DEV I, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
PROPERTY AND EQUIPMENT
Land and land improvements	$12,967,814	$12,939,754
Building and building improvements	62,528,377	62,205,592
Furniture, fixtures, and equipment	4,481,068	4,154,563

	79,977,259	79,299,909
Less accumulated depreciation	(12,236,108)	(9,808,224)

Property and equipment — net	67,741,151	69,491,685
CASH AND CASH EQUIVALENTS	838,446	2,901,393
RESTRICTED CASH	260,663	507,725
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $21,045 and $10,319 for 2012 and 2011, respectively	134,641	222,769
PREPAID EXPENSES AND OTHER ASSETS	132,593	126,141
DEFERRED FINANCING COSTS — Net of accumulated amortization of $205,102 and $8,611 for 2012 and 2011, respectively	1,135,950	723,286

TOTAL	$70,243,444	$73,972,999

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Notes payable	$58,144,305	$58,500,000
Accrued interest	209,126	—
Accounts payable and accrued expenses	857,017	716,055
Payable to affiliates — net	103,249	128,661
Security and reservation deposits	2,000	2,500
Deferred rent liability	2,022,776	1,753,703
Deferred revenue	1,154,057	1,065,749

Total liabilities	62,492,530	62,166,668
MEMBERS’ EQUITY	7,750,914	11,806,331

TOTAL	$70,243,444	$73,972,999

See notes to consolidated financial statements.

MASTER CNLSUN DEV I, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

	2012	2011	2010
OPERATING REVENUE:
Resident fees	$22,405,130	$21,475,217	$20,451,790
Other income	91,433	155,396	66,687

Total operating revenue	22,496,563	21,630,613	20,518,477

OPERATING EXPENSES:
Labor	9,414,678	9,328,391	8,786,721
Depreciation	2,427,884	2,419,670	2,525,723
Management fees to affiliate	1,798,628	1,291,417	1,289,353
General and administrative	1,232,650	1,266,937	1,566,904
Insurance	978,931	723,276	810,221
Food	783,492	734,425	692,329
Utilities	566,129	563,130	590,331
Ground lease expense	477,198	475,892	473,672
Taxes and license fees	455,404	448,004	492,110
Repairs and maintenance	437,931	376,277	367,678
Advertising and marketing	307,496	359,370	313,496
Ancillary expenses	224,147	224,730	193,129
Bad debt (recovery) expense	(9,132)	129,829	89,903

Total operating expenses	19,095,436	18,341,348	18,191,570

INCOME FROM OPERATIONS	3,401,127	3,289,265	2,326,907
OTHER EXPENSE:
Interest expense	(3,101,210)	(2,429,754)	(2,682,959)

NET INCOME (LOSS)	$299,917	$859,511	$(356,052)

See notes to consolidated financial statements.

MASTER CNLSUN DEV I, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 and 2010

	Master		CNL Senior
	CNLSun		Housing VI,
	Manager I, LLC	SSLII	LLC	Total
MEMBERS’ EQUITY — January 1, 2010	$134,181	$2,549,437	$10,738,475	$13,422,093
Distributions	(10,586)	(201,139)	(846,898)	(1,058,623)
Net loss	(3,560)	(67,650)	(284,842)	(356,052)

MEMBERS’ EQUITY — December 31, 2010	120,035	2,280,648	9,606,735	12,007,418
Distributions	(10,606)	(201,514)	(848,478)	(1,060,598)
Net Income	8,595	163,307	687,609	859,511

MEMBERS’ EQUITY — December 31, 2011	118,024	2,242,441	9,445,866	11,806,331
Distributions	(43,553)	(827,513)	(3,484,268)	(4,355,334)
Net Income	2,999	56,984	239,934	299,917

MEMBERS’ EQUITY — December 31, 2012	$77,470	$1,471,912	$6,201,532	$7,750,914

See notes to consolidated financial statements.

MASTER CNLSUN DEV I, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$299,917	$859,511	$(356,052)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,427,884	2,419,670	2,525,723
Provision for bad debt	(9,132)	129,829	89,903
Amortization of financing costs	196,491	106,004	191,782
Change in deferred rent liability	269,073	276,781	288,672
Changes in operating assets and liabilities:
Accounts receivable	97,260	(203,099)	7,911
Prepaid expenses and other assets	(6,452)	1,450	(3,534)
Accrued interest	209,126	(216,787)	51,200
Accounts payable and accrued expenses	140,962	(81,931)	265,345
Payable to affiliates - net	(25,412)	68,414	(141,354)
Security and reservation deposits	(500)	500	500
Deferred revenue	88,308	179,175	(149,962)

Net cash provided by operating activities	3,687,525	3,539,517	2,770,134

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	247,062	1,803,714	(2,031,147)
Purchases of property and equipment	(677,350)	(162,515)	(65,963)

Net cash (used in) provided by investing activities	(430,288)	1,641,199	(2,097,110)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of financing costs	(609,155)	(824,290)	(71,950)
Proceeds from notes payable	—	58,500,000	105,084
Repayment of notes payable	(355,695)	(61,961,519)	(282,062)
Distributions	(4,355,334)	(1,060,598)	(1,058,623)

Net cash used in financing activities	(5,320,184)	(5,346,407)	(1,307,551)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,062,947)	(165,691)	(634,527)
CASH AND CASH EQUIVALENTS — Beginning of year	2,901,393	3,067,084	3,701,611

CASH AND CASH EQUIVALENTS — End of year	$838,446	$2,901,393	$3,067,084

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION — Cash paid for interest	$2,695,593	$2,540,537	$2,439,977

SUPPLEMENTAL DISCLOSURES OF NONCASH FLOW INVESTING AND FINANCING INFORMATION — Financing cost expensed	$—	$53,579	$—

See notes to consolidated financial statements.

MASTER CNLSUN DEV I, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

1. ORGANIZATION

Master CNLSun Dev I, LLC (“Master CNLSUN”) was formed on September 5, 2006, as a limited liability company under the laws of the state of Delaware. Master CNLSUN was organized to invest in entities created for the purpose of acquiring, developing, owning, and managing four assisted living facilities. Master CNLSUN shall continue in full force and effect until terminated as provided in the limited liability company agreement.

The members consist of the managing member, Master CNLSun Manager I, LLC (1%) and its parent Sunrise Senior Living Investments, Inc. (“SSLII”) (19%), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI” or “Sunrise”), and CNL Senior Housing VI, LLC (“CNL”) (80%).

Master CNLSUN wholly owns the following three single-purpose limited liability companies and one limited partnership (the “Operator Entities”) (collectively with Master CNLSUN, the “Company”) that were organized to develop and own four assisted living facilities (the “Facilities”) to provide senior living services:

Operator Entity	Location	Date Opened
CNLSun I Braintree MA Senior Living, LLC (“Braintree Facility”)	Braintree, MA	September 2007
CNLSun I Fullerton CA Senior Living, LP (“Fullerton Facility”)	Fullerton, CA	November 2007
CNLSun I Henderson NV Senior Living, LLC (“Henderson Facility”)	Henderson, NV	June 2008
Sunrise Webb Gin GA Senior Living, LLC (“Webb Gin Facility”)	Lawrenceville, GA	February 2008

Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The Company has a pooling arrangement in which the terms and conditions of the management agreements are considered under one consolidated agreement.

The limited liability company agreement effective September 5, 2006 (“LLC Agreement”), details the commitments of the members and provides the procedures for the return of capital to the members with defined priorities. All net cash flow from operations and capital proceeds is to be distributed pro rata according to the priorities as specified in the LLC Agreement. The managing member can request additional capital for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any Facility or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member at the time of the request. Net income (loss) is allocated to the members in proportion to their relative percentage interests.

The LLC Agreement provides the members an option to buy the other members interest in the Company or to sell their interest in the Company to the other members after the fourth anniversary of the effective date of the agreement. Either member must provide a written notice offering a price equal to the cash amount that the members would have received in liquidation if the Company had sold all of the assets on the date of delivery of the notice.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLII, for approximately $130,000,000, with HCN investing approximately $26,000,000 for a 20% ownership interest. The Company has management agreements with SSLMI to manage the Facilities (see Note 3).

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Company. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Company. On February 15, 2013, HCN exercised its purchase option of CNL’s interest in the Company for $34,000,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The accompanying financial statements include the consolidated accounts of Master CNLSUN and the Operator Entities after elimination of significant intercompany accounts and transactions. The Company has reviewed subsequent events through March 15, 2013, the date the financial statements were issued, for inclusion in these consolidated financial statements.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Land improvements	15 years
Building and building improvements	10-40 years
Furniture, fixtures, and equipment	3-10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charges were recorded in 2012, 2011 or 2010.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — Restricted cash balances represent amounts set aside for debt service charges and capital expenditures as required by the loan and management agreements.

Under the terms of the management agreements for the Facilities (as further described in Note 3), the Company established a reserve to cover the cost of replacements, renewals, and additions to the Facilities’ furniture and equipment and repairs to the buildings. The required deposit was $300 per unit in year one, $500 per unit in year two, $1,000 per unit in year three, and $1,000 per unit as increased by the consumer price index in subsequent years. As of December 31, 2012 and 2011, the balance in this reserve account was $260,633 and $507,725, respectively, which is included in restricted cash in the accompanying consolidated balance sheets.

Under the terms of the old debt for the Braintree Facility, a reserve for taxes and insurance was required from October 2009 to March 2011. The reserve requirement terminated in conjunction with an amendment to the loan in March 2011 and amounts were distributed to the Company.

As described in Note 4, the loans for the Fullerton Facility, Webb Gin Facility, and Henderson Facility were extended in February 2010. The modification provided for the funding of an interest reserve for the Henderson Facility and cash collateral reserves for all three Facilities. The cash collateral reserves and the interest reserve were funded at the time of the amendment with the Company required to continue to fund the cash collateral reserve monthly until maturity to the extent there was excess cash flow from the operations of the three Facilities after specified priorities. The Company drew the remaining $105,084 from the Henderson loan commitment to fund a portion of the reserves. The reserve requirement terminated in conjunction with the 2011 Refinancing defined in Note 4, and the interest and cash collateral reserves were closed in 2011.

Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts on its outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Company have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. Amortization expense for the years ended December 31, 2012, 2011 and 2010 was $196,491, $106,004 and $191,782, respectively and is included in interest expense in the accompanying consolidated statements of operations.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognized when services are rendered. The Company bills the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Ground Lease Expense — The Company recognizes the effects of fixed and determinable scheduled rent increases on a straight-line basis over the non-cancelable term of the ground lease (as further described in Note 5). This requires that rental expense be recognized in equal annual amounts over the non-cancelable term of the lease. Deferred rent liability represents the cumulative effect of straight-lining the ground lease over its non-cancelable term and is computed as the difference between expense accrued on a straight-line basis and contractual rent payments.

Income Taxes — No provision has been made for federal and state income taxes, as the liability for such taxes, if any, is that of the members and not the Company. The Company is subject to franchise taxes in the states of California, Georgia, Massachusetts, and Nevada, where the properties are located. These taxes are expensed as incurred and are included in taxes and license fees in the accompanying consolidated financial statements.

ASC 740-10-25, Income Taxes, Overall Recognition describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities have full knowledge of the position and all relevant facts, but without considering time values. The Company has no uncertain tax positions that require accrual as of December 31, 2012 and 2011.

3. TRANSACTIONS WITH AFFILIATES

The Company entered into management agreements with SSLMI for the Facilities. The agreements have terms of 30 years and provide for a base management fee equal to 6% of the Facilities’ gross revenues. The agreements provide for an additional management fee equal to 2% of the Facilities’ gross revenues if certain specified priorities, as described in the management agreements, are met. Total management fees incurred were $1,798,628, $1,291,417 and $1,289,353 in 2012, 2011 and 2010, respectively. Management fees incurred in 2012 include $449,657 of additional management fees as certain specified priorities were met. There were no additional management fees for 2011 and 2010.

The management agreements also provide for reimbursement to SSLMI for all direct costs of operation. Payments to SSLMI for direct operating expenses were $14,818,657, $14,079,588 and $13,576,728 in 2012, 2011 and 2010, respectively.

The Company obtains worker’s compensation, professional and general liability, and automobile coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $957,854, $700,738 and $707,460 in 2012, 2011 and 2010, respectively.

The Company had net payables to SSLI of $103,249 and $128,661 as of December 31, 2012 and 2011, respectively. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate, and therefore, the amounts have been presented as payable to affiliates – net in the accompanying consolidated financial statements. The amounts are noninterest bearing and due on demand.

4. NOTES PAYABLE

In December 2011, the Company refinanced its notes payable (“2011 Refinancing”). The previous debt due to two separate lenders totaled $58,356,848 when it was repaid. The Company obtained new debt with one lender to finance all four Facilities for $58,500,000 (“New Loan”). The New Loan is secured by the Facilities. The New Loan bears interest at a fixed rate of 4.98% and matures in January 2019. Six monthly installments of interest-only payments are required under the New Loan commencing in February 2012 and concluding in July 2012. Thereafter, principal and interest shall be paid in 78 monthly installments until maturity.

Principal maturities of notes payable as of December 31, 2012 are as follows:

2013	$884,328
2014	929,388
2015	976,743
2016	1,026,510
2017	1,078,814
Thereafter	53,248,522

Total	$58,144,305

The Company is subject to non-financial covenants under the New Loan agreement. As of December 31, 2012, the Company was in compliance with all covenants.

Prior to the 2011 Refinancing, the Company entered into separate loan commitments for each Facility. Loans from the same lender were cross-collateralized by the assets of the Company and cross-defaulted. The notes were secured by the Facilities. The interest rates for the four notes were based on the one-month London Interbank Offered Rate (“LIBOR”). The Company had a loan commitment from Key Bank National Association for the Braintree Facility, with an interest rate at LIBOR plus 4.00%. The Company had loans from Wells Fargo Bank, National Association (“Wells Fargo”) for the Fullerton, Webb Gin, and Henderson Facilities. The loans bore interest at LIBOR plus 3.00%, and a floor of 3.50% for the all-in interest rate was established. For the loans prior to the 2011 Refinancing, the Company was subject to certain debt service, occupancy, and other financial covenants pursuant to the loan agreements described above.

In March 2011, the Company amended its loan agreements with Wells Fargo a second time (“WF Second Amendment”) to extend the maturity of the notes to December 1, 2011. The Company had failed to repay the notes payable with Wells Fargo when they matured in the fourth quarter of 2010 which constituted an event of default under the related loan agreements. Under the terms of the WF Second Amendment, the Company was required to make a principal paydown of $1,979,000 and monthly principal payments on the loan for the Henderson Facility in addition to the existing interest payment terms. Under the WF Second Amendment, the previously required debt service, occupancy and other financial covenants and the default under the loan were waived.

5. GROUND LEASE

The Company entered into a ground lease agreement related to the Braintree Facility with an unaffiliated third party for a term of 75 years expiring May 2081. The agreement provides for fixed monthly lease payments increased by 12.5% every fifth year of the lease. Ground lease expense for the Braintree Facility is recognized on a straight-line basis over the remaining non-cancelable term of the ground lease. Ground lease expense for the years ended December 31, 2012, 2011 and 2010 was $477,198, $475,892, and $473,672, respectively. The deferred rent liability in the accompanying consolidated balance sheets represents the cumulative effect of straight-lining the ground lease over the term mentioned above.

Future minimum lease payments as of December 31, 2012 are as follows:

2013	$208,125
2014	208,125
2015	208,125
2016	225,469
2017	234,141
Thereafter	33,547,297

Total	$34,631,282

6. CONTINGENCIES

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

7. SUBSEQUENT EVENTS

On January 9, 2013, Sunrise consummated the transaction with HCN and Red Fox (see Note 1).

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